Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th of September 2026.

Abdalla Ali

By:	/s/ Abdalla Ali
Name:	Abdalla Ali

Coefficient SWVL Holdings, LLC

By:	/s/ Abdalla Ali
Name:	Abdalla Ali
Title:	President, Secretary and Treasurer

Coefficient LP

By:	/s/ Abdalla Ali
Name:	Abdalla Ali
Title:	Managing Partner

Coefficient GP LLC

By:	/s/ Abdalla Ali
Name:	Abdalla Ali
Title:	Managing Member

Youssef Shoukry Moawad

By:	/s/ Youssef Shoukry Moawad
Name:	Youssef Shoukry Moawad